UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  March 1, 2013

BIG THREE RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 15, 2013, we entered into an agreement to purchase 14,500+- square feet of property, including a 9,682+- square foot building and 7,500 square feet of parking with 20 spaces located at 904 East Las Olas Boulevard, Fort Lauderdale, Florida.  The site is the location of Mangos Restaurant and Lounge.  The agreement was contingent upon our obtaining a commitment to acquire Mangos Restaurant and Lounge and the purchase is contingent on our concurrent purchase of Mangos Restaurant and Lounge.  The purchase price is $5,600,000.  We are required to make an initial deposit of $100,000, the date of which the parties have verbally agreed to extend as a result of delay in reaching a mutual intent to purchase Mangos Restaurant and Lounge.   In addition, the agreement is subject to the conditions and contingencies normally applying to contracts for the purchase of commercial real estate in Florida, such as due diligence, survey and title insurance.

We have received several offers from mortgage lenders for commercial mortgage financing of the real estate purchase.  We are in negotiation for a final written commitment.

On March 1, 2013, 904 Las Olas, Inc., on behalf of its stockholders, accepted our letter of intent for our purchase of all of the shares of that corporation.  904 Las Olas, Inc. is the owner and operator of Mangos Restaurant and Lounge.  This letter provides that we will pay $2,500,000 at closing for purchase of the stock of 904 Las Olas, Inc.

904 Las Olas, Inc. has been operating restaurants under a sequence of names at the same location for the past for 31 years.  Mangos Restaurant and Lounge, the restaurant’s current name, presently offers an upscale family menu with full bar.  It employs a total management and staff of 145 personnel.  Mangos Restaurant and Lounge is facing significant competition in the restaurant market in its immediate area.  We believe that refreshing the interior will enhance its competitive position in its marketplace.

The Mangos’ web site is http://mangosonlasolas.com/lasolas/.  The information at the website is for information purposes only, that information shall not be deemed to be filed as part of this report on Form 8-K and we disclaim any responsibility for the information at that web site.

The purchase of the common stock of 904 Las Olas, Inc. is subject to agreement as to terms by our equity financers, completion of our due diligence and entry into a definitive agreement, containing customary terms, conditions, representations and warranties by all parties.

We are in negotiation with a private investment group for equity funding of the balance of funding needed to acquire the real estate and the common stock of 904 Las Olas, Inc.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Title or description

10.1	Agreement for Purchase and Sale [of Real Estate] accepted February 15, 2013

10.2	Letter re: Big Three’s Proposed Purchase of Mangos Las Olas accepted March 1, 3013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG THREE RESTAURANTS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

March 4, 2013